DRYDEN SHORT-TERM BOND FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




March 1st, 2007


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden Short-Term Bond Fund, Inc. (the "Fund")
File No. 811-5594

Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund for the fiscal year ended December 31, 2006.
This Form N-SAR was filed using the EDGAR System.

Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary





This report is signed on behalf of the
Registrant in the City of Newark and State of New Jersey on the 27th day of February 2007.



	DRYDEN SHORT-TERM BOND FUND, INC.



Witness:  /s/ George Chen  				By:	 /s/ Jonathan D. Shain
   George Chen					Jonathan D. Shain
   							Assistant Secretary